Exhibit 28(j)(2)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the persons whose named appear below nominate, constitute and appoint John C. Ball. Peter D. Goldstein and Daniel Plourde (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for his/her and on his behalf and in his/her place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of THE GABELLI ESG FUND, INC. (the “Fund”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $.001 per share, of the Fund, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Directors his/herself might or could do.

IN WITNESS WHEREOF, the undersigned Directors have hereunto set his/her hand this 11th day of June, 2022.

/s/ Clarence A. Davis
Clarence A. Davis
Director

/s/ Vincent D. Enright
Vincent D. Enright
Director

/s/ Mario J. Gabelli
Mario J. Gabelli
Director

/s/ William F. Heitmann
William F. Heitmann
Director

Exhibit 28(j)(2)

/s/ Anthonie C. van Ekris
Anthonie C. van Ekris
Director